Exhibit 99.1

                       Velocity Asset Management Appoints
                         Three New Independent Directors


RAMSEY, N.J., Nov. 7 /PRNewswire-FirstCall/ -- Velocity Asset Management, Inc. (OTC Bulletin Board: VCYA - News), a distressed asset management and liquidation company, expanded its board of directors today to five members by appointing three independent directors. The new board members are Steven Marcus, Dr. Michael Kelly and David Granatell. The board has determined that Steven Marcus is an audit committee financial expert and that each of the three new directors is "independent" as that term is defined in Section 301 of the Sarbanes-Oxley Act of 2002 and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. The three new independent board members join existing board members Jack Kleinert, CEO of the company, and Peter Ragan Sr., Vice President of the Company.

"We have recruited three outstanding individuals to complement our existing board members," stated Jack Kleinert. "Our new additions bring both financial and managerial expertise to the board and provide the desired foundation for solid corporate governance."

Steven Marcus, 46, is the founder and President of Rainbow Capital, LLC, a private equity firm that sponsors private equity transactions of middle market companies. He founded the firm in 2001. From 1999 through 2001, Mr. Marcus was a private equity investor, sourcing and evaluating investment opportunities primarily in internet related start-ups. For the prior 14 years, Mr. Marcus worked in the high yield bond market for Donaldson, Lufkin & Jenrette, Smith Barney, Inc., PaineWebber, Inc. and L.F. Rothschild, Inc. Mr. Marcus has an M.B.A. in finance from the Fuqua School of Business, Duke University and a B.S. in accounting from Syracuse University.

Dr. Michael Kelly, 53, has been a Director of the Insall Scott Kelly Institute of Orthopedic and Sports Medicine in New York, New York since 1991. In 2004 Dr. Kelly was named Chairman of the Department of Orthopedic Surgery at Hackensack University Medical Center. He is also Vice President of the U.S. Knee Society, an attending orthopedic surgeon at Lenox Hill Hospital in New York, New York and has served as team physician for the New Jersey Nets franchise of the National Basketball Association for the last 5 years.

David Granatell, 48, is an Executive Director of the privately-owned Elmwood Park, NJ based Grant Industries, Inc., a specialty manufacturer of textile chemicals and personal care raw materials, with locations in Mexico, Romania, England, China and Korea. Mr. Granatell has worked for Grant Industries since graduating from Rutgers University in 1979 and became a Partner in 1982.

About Velocity Asset Management, Inc.
-------------------------------------

Velocity Asset Management, Inc. is a Delaware corporation that focuses on the purchase, resale, and collection of distressed assets through its three wholly-owned subsidiaries, Velocity Investments, LLC, J Holder Inc. and VOM, LLC. Velocity Investments, LLC is a consumer receivables asset management and liquidation company, which purchases, manages and liquidates portfolios of unsecured consumer receivables. J. Holder, Inc. invests in, and maximizes the return on real property sold at sheriff's foreclosure sales and judgment execution sales, acquires defaulted mortgages and partial interests in real property with the goal of re-selling the property or perfecting the partial interest for resale. VOM, LLC focuses on purchasing, managing and maximizing the return on New Jersey municipal tax liens.

FORWARD-LOOKING STATEMENTS
--------------------------

This Press Release contains or may contain forward-looking statements and information that are based upon beliefs of and information currently available to the Company's management as well as estimates and assumptions made by the Company's management. When used herein the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan" and similar expressions as they relate to the Company or the Company's management identify forward- looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties and assumptions relating to the Company's operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, intended or planned.


     Company Contact:                     For Investors:
     Jim Mastriani, CFO                   Robert B. Prag, President
     Velocity Asset Management            The Del Mar Consulting Group, Inc.
     (732) 556-9090                       (858) 794-9500
     jjm@velocitycollect.com              bprag@delmarconsulting.com
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